Exhibit 5

                                                 January 26, 1995




The Valspar Corporation
1101 Third Street South
Minneapolis, MN  55415

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-4 filed by The Valspar Corporation (the "Company") with the Securities and Exchange Commission on January 26, 1995 for the purpose of registering the sale of 500,000 shares of common stock, $.50 par value per share (the "Shares"), which will be offered for sale in connection with future acquisitions by the Company, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

         We are of the opinion that the Shares, when issued and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.


                                                     Yours truly,



                                                     LINDQUIST & VENNUM P.L.L.P.